Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vernal Capital Acquisition Corp.

We hereby consent to the incorporation by reference of our report dated March 11, 2026, relating to the financial statements of Vernal Capital Acquisition Corp., included in the Registration Statement on Form S-1 and any amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

March 11, 2026